EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Redwood Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o) and 457(r)	-	-	$175,000,000 (1)	0.0000927	$16,223 (1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$175,000,000 (1)		$16,223
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$16,223
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type		File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A		N/A	N/A		N/A
Fee Offset Sources	N/A	N/A		N/A		N/A											N/A
Rule 457(p)
Fee Offset Claims	Redwood Trust, Inc.	424	(b)(5)	333-231338	August 9, 2021		$2,425 (2)		Equity		Common Stock, $0.01 par value per share		-		$22,231,319
Fee Offset Claims	Redwood Trust, Inc.	S-3ASR		333-263301	March 4, 2022		$13,798	(3)		(3)		(3)		(3)		(3)
Fee Offset Sources	Redwood Trust, Inc.	424	(b)(5)	333-231338		August 9, 2021											$0.00 (2)
Fee Offset Sources	Redwood Trust, Inc.	424	(b)(5)	333-231338		March 4, 2020											$3,245 (2)
Fee Offset Sources	Redwood Trust, Inc.	424	(b)(5)	333-231338		May 9, 2019											$0.00 (2)
Fee Offset Sources	Redwood Trust, Inc.	424	(b)(5)	333-211267		November 15, 2018											$18,180 (2)
Fee Offset Sources	Redwood Trust, Inc.	S-3ASR		333-263301		March 4, 2022											$658,130(3)

(1)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act.

(2)	On May 10, 2016, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-211267) (the “2016 Registration Statement”). On November 15, 2018, the Registrant filed a prospectus supplement (the “2018 Prospectus Supplement”) to the 2016 Registration Statement, registered shares of common stock having an aggregate offering price of $150,000,000 and concurrently paid the applicable filing fee of $18,180 (the “Original Filing Fee”). The 2018 Prospectus Supplement related to the Registrant’s offer and sale of shares of the Registrant’s common stock, $0.01 par value per share, from time to time under an at-the-market program (the “Original ATM Program”). On May 9, 2019, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-231338) (as amended, the “2019 Registration Statement”) and a prospectus supplement (the “2019 Prospectus Supplement”), which superseded the 2016 Registration Statement and 2018 Prospectus Supplement. Pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $124,372,697 offered by means of the 2019 Prospectus Supplement were unsold securities previously registered on the 2016 Registration Statement, for which a filing fee of $15,074 (as part of the Original Filing Fee) was previously paid by the Registrant. As a result, no additional fee was due in connection with the filing of the 2019 Prospectus Supplement. On March 4, 2020, the Registrant filed a prospectus supplement (the “2020 Prospectus Supplement”) to the 2019 Registration Statement, which superseded the 2019 Prospectus Supplement and registered additional shares of common stock having an aggregate offering price of $25,000,000 for offer and sale under the Original ATM Program. Concurrently with the filing of the 2020 Prospectus Supplement, the Registrant paid a filing fee of $3,245 related to such additional shares. On August 9, 2021, the Registrant filed a prospectus supplement (the “2021 Prospectus Supplement”) to the 2019 Registration Statement, which superseded the 2020 Prospectus Supplement. The 2021 Prospectus Supplement did not register additional securities. As a result, no additional fee was due in connection with the filing of 2021 Prospectus Supplement. On March 4, 2022, the Registrant terminated the Original ATM Program and sales under the 2019 Registration Statement. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of $22,231,319 remain unsold under the Original ATM Program (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, a filing fee offset of $2,425, which represents the portion of previously paid filing fees attributable to the Unsold Securities, is available to offset the current filing fee. The Registrant is offsetting the filing fee due under this prospectus supplement by $2,425, with $0.00 remaining to be applied to future filings from this fee offset source.

(3)	On March 4, 2022, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-263301) and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee, except for $658,130 of unused filing fees (the “Unused Filing Fees”) previously paid with respect to unsold securities having an aggregate initial offering price of $4,825,005,547 in connection with the filing of Registration Statement on Form S-3 (Registration No. 333-185882-01), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on January 4, 2013, and Registration Statement on Form S-3 (Registration No. 333-189370), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on June 14, 2013. Offerings under these prior registration statements were completed and the registration statements expired. Pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees were to be applied to fees payable pursuant to Registration Statement on Form SF-3 (Registration No. 333-211339), which was initially filed by Sequoia Residential Funding, Inc. on May 13, 2016. No offerings under this prior registration statement were completed and the registration statement expired. Pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees were to be applied to fees payable pursuant to Registration Statement on Form S-3 (Registration No. 333-231338), initially filed by Redwood Trust, Inc. on May 9, 2019 and amended on March 12, 2021. Offerings under this prior registration statement were completed and, pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees will be applied to the fees payable pursuant to Registration Statement on Form S-3 (Registration No. 333-263301) and its related prospectus supplements on a pay-as-you-go basis. As a result, a filing fee offset of $658,130, which represents the Unused Filing Fees, is available to offset the current filing fee. The Registrant is offsetting the filing fee due under this prospectus supplement by $13,798, with $644,332 remaining to be applied to future filings from this fee offset source.

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